Exhibit 10.2

FORM OF

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “IP Agreement”) is made July 16, 2013 by and among Bioject Medical Technologies Inc.(the “Company”) and its wholly owned subsidiary Bioject Inc. (the “Subsidiary”), each an Oregon corporation, and each with offices at, 7180 SW Sandburg Street, Tigard, Oregon 97223 (collectively, the “Grantors”), and the holders of the Company’s Senior Secured Bridge Promissory Notes aggregating $310,000 dated July 16, 2013 (the “Notes”), named on the signature page hereto and with addresses also set forth on the signature page hereto (the “Noteholders”).

RECITALS

The Noteholders have agreed to make a secured bridge loan to the Company, evidenced by the Notes. The Notes provide that the Notes are secured by all the intellectual property of the Grantors. Accordingly, the Grantors will grant to the Noteholders a security interest in all of Grantors’ right title and interest, whether presently existing or hereafter acquired in, to and under all of the Collateral (as defined therein).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment when due of the Notes, Grantors hereby represent, warrant, covenant and agree as follows:

1. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantors’ present or future obligations under the Notes, Grantors hereby grants a security interest in all of Grantors’ right, title and interest in, to and under its registered and unregistered Collateral (all of which shall collectively be called the “Collateral”), including, without limitation, the following:

(a) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on EXHIBIT A attached hereto (collectively, the “Patents”);

(b) Any trademark and service mark rights, slogans, trade dress, and trade names, trade styles, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantors connected with and symbolized by such trademarks, including without limitation those set forth on EXHIBIT A attached hereto (collectively, the “Trademarks”);

(c) Any and all trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements, and confidential information, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(d) All licenses or other rights to use any of the Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(e) All amendments, extensions, renewals and extensions of any of the Trademarks, Patents; and

(f) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

2. Covenants and Warranties. Grantors represents, warrants, covenants and agrees as follows:

(a) Grantors are the sole owners of the Collateral, except for licenses granted by Grantors to their customers in the ordinary course of business.

(b) Performance of this IP Agreement does not conflict with or result in a breach of any material agreement to which Grantors are bound.

(c) During the term of this IP Agreement, Grantors will not transfer or otherwise encumber any interest in the Collateral, except for licenses granted by Grantors in the ordinary course of business or as otherwise permitted in this IP Agreement;

(d) To their knowledge, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made in writing that any part of the Collateral violates the rights of any third party;

(e) Grantors shall advise Noteholders of any subsequent ownership right of the Grantors in or to any Trademark or Patent specified in this IP Agreement;

(f) Grantors shall (i) protect, defend and maintain the validity and enforceability of the Trademarks and Patents material to Grantors’ business, (ii) use reasonable commercial efforts to detect infringements of the Trademarks and Patents, and promptly advise Noteholders in writing of material infringements detected and (iii) not allow any Trademarks and Patents, material to Grantors’ business to be abandoned, forfeited or dedicated to the public without the written consent of the Noteholders, which shall not be unreasonably withheld, unless Grantors determine that reasonable business practices suggest that abandonment is appropriate.

(g) Grantors shall take such further actions as Noteholders may reasonably request from time to time to perfect or continue the perfection of Noteholders’ interest in the Collateral;

(h) This IP Agreement creates, and in the case of after acquired Collateral this IP Agreement will create, at the time Grantors first has rights in such after acquired Collateral and Noteholders have taken all actions required for perfection, in favor of Noteholders, a valid and perfected first priority security interest and collateral assignment in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Notes;

(i) To its knowledge, except for, and upon, the filing of UCC financing statements, or other notice filings or notations in appropriate filing offices, if necessary to perfect the security interests created hereunder, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (a) for the grant by Grantors of the security interest granted hereby, or for the execution, delivery or performance of this IP Agreement by Grantors in the U.S. or (b) for the perfection in the United States or the exercise by Noteholders of their rights and remedies thereunder;

(j) All information heretofore, herein or hereafter supplied to Noteholders by or on behalf of Grantors with respect to the Collateral is true and correct in all material respects.

(k) Grantors shall not enter into any agreement that would materially impair or conflict with Grantors’ obligations hereunder without Noteholders’ prior written consent, which consent shall not be unreasonably withheld. Except as permitted under the Notes, Grantors shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantors’ rights and interest in any property included within the definition of the Collateral acquired under such contracts.

Section 3 Intentionally omitted.

4. Noteholders’ Rights. Noteholders shall have the right, but not the obligation, to take, at Grantors’ sole expense, any actions that Grantors is required under this IP Agreement to take but which Grantors fails to timely take, after fifteen (15) days’ notice to Grantors. Grantors shall reimburse and indemnify Noteholders for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 4.

5. Further Assurances; Attorney in Fact.

(a) On a continuing basis, Grantors will, upon reasonable request by Noteholders, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be requested by Noteholders, to perfect Noteholders’ security interest in all Patents and Trademarks and otherwise to carry out the intent and purposes of this IP Agreement, or for assuring and confirming to Noteholders the grant or perfection of a security interest in all Collateral, provided that Grantors shall not be required to register any Collateral that Grantors determines, consistent with reasonable business practice, need not be registered.

(b) Grantors appoints Noteholders as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantors and in the name of Grantors, Noteholders or otherwise, from time to time in Noteholders’ discretion, upon Grantor’s failure or inability to do so, to take any action and to execute any instrument which Noteholders may deem reasonably necessary or advisable to accomplish the purposes of this IP Agreement, including:

(i) To modify, in its sole discretion, this IP Agreement without first obtaining Grantor’s approval of or signature to such modification by amending Exhibit A, as appropriate, to include reference to any right, title or interest in any Patents or Trademarks acquired by Grantors after the execution hereof or to delete any reference to any right, title or interest in any Patents or Trademarks Works in which Grantors no longer have or claim any right, title or interest; and

(ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, or other notice filings or notations in appropriate filing offices, relative to any of the Collateral, without notice to Grantors, with all appropriate jurisdictions, as Noteholders deem appropriate, in order to perfect or protect Noteholders’ interest in the Collateral.

6. Events of Default. The occurrence of an Event of Default under the Notes shall constitute an Event of Default under this IP Agreement.

7. Remedies. Upon the occurrence and during the continuance of an Event of Default, Noteholders shall have the right to exercise all the remedies of a secured party under the Oregon Uniform Commercial Code, including without limitation the right to require Grantors to assemble the Collateral and any tangible property in which Noteholders have a security interest and to make it available to Noteholders at a place designated by Noteholders. Noteholders shall have a nonexclusive, royalty free license to use the Patents and Trademarks to the extent reasonably necessary to permit Noteholders to exercise their rights and remedies upon the occurrence and during the continuance of an Event of Default. Grantors will pay any expenses (including reasonable attorney’s fees) incurred by Noteholders in connection with the exercise of any of Noteholders’ rights hereunder, including without limitation any expense incurred in disposing of the Collateral in accordance with the terms hereof. All of Noteholders’ rights and remedies with respect to the Collateral shall be cumulative.

8. Indemnity. Grantors agrees to defend, indemnify and hold harmless Noteholders and their officers, employees, and agents (each an “Indemnified Person”) against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by this IP Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Noteholders as a result of or in any way arising out of, following or consequential to transactions between Noteholders and Grantors, under this IP Agreement (including without limitation, reasonable attorney’s fees and reasonable expenses), except for Claims and/or losses arising from or out of an Indemnified Person’s gross negligence or willful misconduct.

9. Termination. At such time as Grantors shall completely repay the Notes and any other obligations under the Notes, secured hereunder, Noteholders shall execute and deliver to Grantors all releases, terminations, and other instruments as may be necessary or proper to release the security interest hereunder.

10. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

11. Amendments. This IP Agreement may be amended only by a written instrument signed by both parties hereto.

12. Counterparts. This IP Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

13. Law and Jurisdiction. This IP Agreement shall be governed by and construed in accordance with the laws of the State of Oregon. GRANTORS ACCEPT FOR THEMSELF AND IN CONNECTION WITH THEIR PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OR OREGON IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS IP AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON NOTEHOLDERS CANNOT AVAIL THEMSELVES OF THE COURTS OF THE STATE OF OREGON, GRANTORS ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN ORANGE COUNTY, CALIFORNIA. NOTWITHSTANDING THE FOREGOING, THE NOTEHOLDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GRANTORS OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE NOTEHOLDERS DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE NOTEHOLDERS’ RIGHTS AGAINST THE GRANTORS OR THEIR PROPERTY.

GRANTORS AND NOTEHOLDERS EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

14. Confidentiality. In handling any confidential information, Noteholders shall exercise the same degree of care that they exercise for their own proprietary information, but disclosure of information may be made: (i) to Noteholders’ subsidiaries or affiliates in connection with their present or prospective business relations with Grantors; (ii) to prospective transferees or purchasers of any interest in the Notes (provided, however, Noteholders shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of thisprovision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Noteholders’ examination or audit; and (v) as Noteholders considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Noteholders’ possession when disclosed to Noteholders, or becomes part of the public domain after disclosure to Noteholders through no fault of Noteholders; or (b) is disclosed to Noteholders by a third party, if Noteholders reasonably do not know that the third party is prohibited from disclosing the information.

Grantors:

Bioject Medical Technologies Inc.

By:
Name:	Mark Logomasini
Title:	President and Chief Executive Officer

Bioject Inc.

By:
Name:
Title:

Noteholders:

Mark Logomasini	Albert Hansen
Address:	Address:

Edward Flynn	Richard Richieri
Address:	Address:

Exhibit A

Bioject Medical Technologies, Inc.

Trademark Schedule

Description	Registration/ Application Number	Registration/ Application Date

USA Trademarks:

BIOJECT®	2440716	4/3/2001

Patent Schedule

Description	Registration/ Application Number	Registration/ Application Date

USA Patents:

Multiple use needle-less hypodermic injection device for individual users	5782802	7/21/1998

SCHEDULE A

Bioject Inc.

Trademark Schedule

Description	Registration/ Application Number	Registration/ Application Date

BIOJECT & Design	2095147	9/9/1997

BIOJECT ZETAJET	4220613	10/9/2012

BIOJECTOR	2095148	9/9/1997

IJECT	2810887	2/3/2004

VITAJET	1838619	6/7/1994

Foreign Trademarks:

B-2000	3300833	12/14/2005

BIOJECT	3301088	1/14/2007

BIOJECT	05925 2003	8/9/2009

BIOJECT & Design	200508684	2/23/2006

BIOJECT ZETAJET	9701257	8/21/2012

BIOJECT ZETAJET	9136094	11/8/2010

BIOJECT ZETAJET	5477139	3/9/2012

BIOJECT and Design	526097	3/30/2000

BIOJECT and Design	497123	3/9/1999

BIOJECT and Design	4172641	7/31/1998

BIOJECTOR & Design	378650	1/25/1991

PETJET	4310215	2/1/2006

VET JET	4310207	2/22/2006

SCHEDULE B

Bioject Inc.

Patent Schedule

Description	Registration/ Application Number	Registration/ Application Date

US Patents:

Ampule Filling Device	5,649,912	7/22/1997

Ampule for Needleless Injection	5,503,627	4/2/1996

Disposable Needle-free Injection Apparatus and Method	6,607,510	8/19/2003

Disposable Needle-Free Injection Apparatus and Method	6,471,669	10/29/2002

Disposable Needle-Free Injection Apparatus and Method	6,641,554	11/4/2003

Drug Cartridge Assembly and Method of Manufacture	6,883,222	4/26/2005

Drug Vial Mixing and Transfer Device	5,466,220	11/14/1995

Durable Hypodermic Jet Injector Apparatus and Method	6,752,781	6/22/2004

Durable Needle-less Jet Injector Apparatus and Method	6,648,850	11/18/2003

Electrically Powered Jet Injector	5,505,697	4/9/1996

Ergonomic Needle-less Jet Injection Apparatus and Method	6,572,581	6/3/2003

High Workload Needle-Free Injection System	7,156,823	1/2/2007

Injection Apparatus	D399,951	10/20/1998

Intradermal Injection System for Injecting DNA-Based Injectables into Humans	6,319,224	11/20/2001

Intradermal Injection System for Injecting DNA-Based Injectables into Humans	6,752,780	6/22/2004

Jet Injector Apparatus and Method	6,585,685	7/1/2003

Medication Vial/Syringe Liquid-Transfer Apparatus	5,893,397	4/13/1999

Method for Manufacturing an Ampule	5,312,577	5/17/1994

Needle-Free Injection Devices and Drug Delivery Systems Therefor	7,744,563	6/29/2010

Needle-Free Injection System	7,717,874	5/18/2010

Needle-Free Injection System	6,676,630	1/13/2004

Needle-Free Injection System	7,238,167	7/3/2007

Needle-Free Injector and Process for Providing Serial Injections	7,942,845	5/17/2011

Needleless Hypodermic Injection Device	5,383,851	1/24/1995

Needleless Hypodermic Injection Device	5,312,335	5/17/1994

Needleless Hypodermic Injection Methods and Device	5,399,163	3/21/1995

Needleless Hypodermic Injection Methods and Device	5,520,639	5/28/1996

Needle-less Injection System	6,506,177	1/14/2003

Needleless Syringe with Prefilled Cartridge	6,132,395	10/17/2000

Needleless Syringe with Prefilled Cartridge	6,383,168	5/7/2002

NGAS Powered Self-Resetting Needle-Less Hypodermic Jet Injection Apparatus and Method	6,096,002	8/1/2000

Simplified Disposable Needle-Free Injection Apparatus and Method	6,645,170	11/11/2003

Single-use Needle-less Hypodermic Jet Injection Apparatus and Method	6,264,629	7/24/2001

Single-Use Needle-Less Hypodermic Jet Injection Apparatus and Method	6,783,509	8/31/2004

Single-use Needle-less Hypodermic Jet Injection Apparatus and Method	6,689,093	2/10/2004

Spring Powered Needle-Free Injection System	7,442,182	10/28/2008

Triggering Mechanism for a Needle-Free Injector	7,547,293	6/16/2009

Foreign Patents:

Drug Cartridge Assembly and Method of Manufacture	4816/BE/2011	3/11/2011

Drug Cartridge Assembly and Method of Manufacture	1551476	8/28/2003

Drug Cartridge Assembly and Method of Manufacture	1551476	8/28/2003

Drug Cartridge Assembly and Method of Manufacture	1551476	3/11/2011

Intradermal Injection System for Injecting DNA-Based Injectables into Humans	1,229,950	5/18/2005

Intradermal Injection System for Injecting DNA-Based Injectables into Humans	ZL 00813342.5	11/2/2005

Medication Vial/Syringe Liquid-Transfer Apparatus	3916713	2/16/2007

Medication Vial/Syringe Liquid-Transfer Apparatus	783879	5/21/2003

Medication Vial/Syringe Liquid-Transfer Apparatus	2,192,623	6/27/2000

Needleless hypodermic Injection Methods and Device	3633615	1/7/2005

Needleless hypodermic Injection Methods and Device	0651663	12/01/1999

Needleless hypodermic Injection Methods and Device	676490	7/10/1997

Needleless hypodermic Injection Methods and Device	2,140,772	7/11/2006

Needleless Syringe with Prefilled Cartridge	2353948	5/20/2008

Needleless syringe with prefilled cartridge	HK1055912	11/18/2005

Needleless Syringe with Prefilled Cartridge	2,407,056	11/18/2008

Needleless Syringe with Prefilled Cartridge	4709461	3/25/2011

Needleless Syringe with Prefilled Cartridge	ZL 01807774.9	6/22/2005

Single-use Needle-less Hypodermic Jet Injection Apparatus and Method	229947	8/12/2005

Single-use Needle-less Hypodermic Jet Injection Apparatus and Method	1202762	7/6/2011